UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

September 16, 2008

Global Gold Corporation (Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As of July 31, 2008, Global Gold Corporation (the "Company") entered into an agreement to sell all of the Company’s interest in its mining claims and properties in Chile (the “Chilean Interests”) in exchange for five million dollars (“Purchase Price”) to a private company Madre Gold, LLC, a Delaware Limited Liability Company (“MG”). The Company would also receive a production royalty of 2.5%, and would be the operator and developer of the property, providing office space, and services of the Company’s employees and technical assistance for development, production and exploration of the Chilean Interests through August 31, 2009. The agreement to sell the Chilean Interests was filed as exhibit 10.1 to the Company's report on Form 8-K filed with the SEC on August 4, 2008. The closing date for the agreement was September 15, 2008. As of September 16, 2008, the agreement was terminated due to non performance of one of the closing obligations by one of the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2008		Global Gold Corporation

	By:	/s/Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman and Chief
Executive Officer